UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2009
CELANESE CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32410	98-0420726

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On September 9, 2009 (September 11, 2009 with respect to the award for Mr. Weidman), the Compensation Committee (the “Committee”) of the Board of Directors of Celanese Corporation (the “Company”) approved (i) awards of performance-vesting restricted stock units (“Performance RSUs”) to all of the Company’s executive officers and certain other key employees (each, a “Participant”), and (ii) awards of time-vesting restricted stock units (“Time RSUs”) to the Participants. Both the Time RSUs and the Performance RSUs were granted under the Company’s 2009 Global Incentive Plan. The Committee approved awards to the Company’s named executive officers in the following amounts:

	Number of
	Performance RSUs	Number of
Executive Officer	at Target	Time RSUs

David N. Weidman	108,000	36,000
Steven M. Sterin	11,000	11,000
Sandra Beach Lin	25,000	25,000
Performance-Vesting Restricted Stock Units
     In connection with the approval noted above, the Company will enter into a Performance-Vesting RSU Award Agreement (in the form filed herewith, the “Performance RSU Agreement”) with each of the Participants. The percentage of the target number of Performance RSUs awarded that may vest on October 15, 2012 is subject to the achievement of specified levels of (i) Operating EBITDA during the 2010 and 2011 fiscal years and (ii) “Total Shareholder Return” as compared to peer companies during the period that commenced October 1, 2009 and that will be completed on September 30, 2012, and is set forth in the following schedule:

		Relative TSR Achieved
		Below Threshold	Target	Stretch
Operating EBITDA Achieved	Below Threshold	0%	0%	0%
	Target	50%	100%	150%
	Stretch	75%	150%	225%
     Upon the termination of a Participant’s employment with the Company by reason of death or disability, Performance RSUs in an amount equal to (i) the target number of Performance RSUs granted multiplied by (ii) a fraction, the numerator of which is the number of full months between October 1, 2009 and the date of such termination, and the denominator of which is thirty-six, such product to be rounded down to the nearest whole number (the “Prorated Amount”), shall immediately vest and become deliverable to the Participant within thirty days. Upon the termination of a Participant’s employment with the Company without cause, Performance RSUs in an amount equal to the Prorated Amount shall vest and become deliverable to the Participant on the scheduled vesting date, subject to adjustment for the achievement of the performance goals outlined above and as applied to all other Participants. Upon the termination of a Participant’s employment with the Company for any other reason, the Performance RSU award shall be forfeited and cancelled without consideration.
     If a Participant’s employment with the Company is terminated without cause following a Change in Control, the target number of Performance RSUs will immediately vest and become payable to the Participant within 30 days of such termination. If the Performance RSU award is not assumed by the Participant’s new employer in connection with a Change in Control, or a substitute award is not made, the target number of Performance RSUs will fully vest upon the Change in Control, and shall be paid to the Participant within 30 days after the Change in Control occurs.
      The description of the Performance-Vesting RSU Award Agreement contained herein is qualified in its entirety by reference to the form of Performance-Vesting RSU Award Agreement that is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Time-Vesting Restricted Stock Units
     In connection with the approval noted above, the Company will enter into a Time-Vesting RSU Award Agreement (in the form filed herewith, the “Time RSU Agreement”) with each of the Participants. Each award of Time RSUs will vest 30% on October 1, 2010, 30% on October 1, 2011 and 40% on October 1, 2012.
     Upon the termination of a Participant’s employment with the Company by reason of death or disability or by the Company without cause, Time RSUs in an amount equal to (i) the number of Time RSUs granted multiplied by (ii) a fraction, (x) the numerator of which is the number of full months between October 1, 2009 and the date of such termination, and (y) the denominator of which is thirty-six, such product to be rounded down to the nearest whole number, and reduced by (iii) the number of any Time RSUs that previously vested, shall immediately vest and become deliverable to the Participant within thirty days following the applicable vesting date. Upon the termination of a Participant’s employment with the Company for any other reason, any unvested portion of the Time RSU award shall be forfeited and cancelled without consideration.
     If a Participant’s employment with the Company is terminated without cause following a Change in Control, the Time RSUs will immediately vest and become payable to the Participant within 30 days of such termination. If the Time RSU award is not assumed by the Participant’s new employer in connection with a Change in Control, or a substitute award is not made, the Time RSUs will fully vest upon the Change in Control, and shall be paid to the Participant within 30 days after the Change in Control occurs.
     The description of the Time-Vesting RSU Award Agreement contained herein is qualified in its entirety by reference to the form of Time-Vesting RSU Award Agreement that is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

Exhibit	Description

10.1	Form of Performance-Vesting RSU Award Agreement (Incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2009, filed on July 29, 2009)

10.2	Form of Time-Vesting RSU Award Agreement (Incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2009, filed on July 29, 2009)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ Robert L. Villaseñor
	Name:	Robert L. Villaseñor
	Title:	Associate General Counsel and Assistant Secretary

Date: September 15, 2009